Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 32 to the Registration Statement No. 33-43017 on Form N-1A of our report dated November 28, 2006, January 29, 2007 as to the statements of cash flows and to the effects of the restatement discussed in Note 13 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement discussed in Note 13), relating to the financial statements and financial highlights of Lord Abbett Municipal Income Trust, including Lord Abbett Insured Intermediate Tax-Free Income Trust, Florida Series, Georgia Series, Lord Abbett High Yield Municipal Bond Fund, Michigan Series, and Pennsylvania Series appearing in the Annual Report on Form N-CSR/A of Lord Abbett Municipal Income Trust for the year ended September 30, 2006, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

New York, New York
January 29, 2007